EMPLOYMENT AGREEMENT

This Employment Agreement (this "Agreement") is made and entered into as of December 16, 1998, by and between Success National Bank, a national banking organization ("Employer"), and Wilbur G. Meinen ("Employee").

     WHEREAS, Employer and Employee desire to enter into an employment agreement governed by the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the provisions and undertakings set forth herein, the parties, intending to be legally bound, hereby agree as follows:

1.   EMPLOYMENT.

     1.1 Employment. Employer hereby retains and employs, and Employee accepts such retention and employment, to provide services hereunder as President and Chief Executive Officer of Employer and its parent company, Success Bancshares, Inc. ("Bancshares"). Employee shall be accountable to Employer through the Boards of Directors of Employer and Bancshares.

     1.2 Duties and Obligations. As President and Chief Executive Officer, Employee shall perform all executive and managerial duties incumbent upon such position. Employee will devote his full time and attention and give his best efforts to the performance of such executive and managerial duties. It is intended that Employee may have other business investments or directorships and engage in civic, charitable and other such activities so long as such activities do not interfere with his duties hereunder. Employer shall not relocate Employee from the present three main locations of Employer in the Chicago metropolitan area.

     1.3 Proprietary Property. Employee acknowledges that in the course of his employment with Employer, Employer will provide Employee with, or access to, customer lists, memoranda, files, records, trade secrets and such other proprietary information and property (collectively, the "Proprietary Property") as is necessary or desirable to assist Employee in his duties. Employee acknowledges that the Proprietary Property is the sole and exclusive property of Employer and is not available to the public at large. Employee agrees that he shall not, while in the employ of Employer or thereafter, communicate or divulge to, or use for the benefit of himself or any other person, firm or corporation, without the prior written consent of Employer, any information relating to the Proprietary Property except as required by law. Upon termination of Employee's employment with Employer, Employee shall thereupon return all Proprietary Property in his possession or control to Employer.

2.   FINANCIAL ARRANGEMENTS.

     2.1 Compensation. As Employee's compensation for services provided hereunder, Employer shall do the following:

     (a) Salary. Employer shall pay Employee, pursuant to Employer's payroll schedule, an annual salary in the amount of $187,250 during the term of this Agreement, subject to annual review and increase, but not decrease, by the Board of Directors of Employer.

     (b) Bonus. Employer shall pay Employee a one-time bonus on or about January 4, 1999 in the amount of $50,000 and, in addition to any bonus



permitted by Section 2.2 hereof, based upon the sole determination of Employer's Board of Directors, may grant a bonus to Employee in any year in which it determines that Employer's performance justifies such a bonus.

     (c) Expenses. Employee shall be reimbursed on a monthly basis for all reasonable business expenses incurred by him in the performance of his duties hereunder, to the extent such expenses are substantiated and are consistent with the general policies of Employer relative to expense reimbursement.

     (d) Benefits. In addition to any compensation provided under this Agreement, Employee shall be entitled to participate in and receive benefits under any and all pension, profit sharing and other employee benefit plans, insurance programs and other benefit programs which are, from time to time, maintained by Employer for its senior executive officers, in accordance with the provisions of such plans or programs as from time to time in effect, provided, however, that Employee and his eligible dependents shall, to the extent allowable under the policy, be covered by Employer's health insurance as soon as possible following effectiveness of this Agreement. Employer shall pay the cost of any health insurance for Employee and his family prior to the effectiveness of such Employer health insurance coverage.

     (e) Vacations. Employee shall be entitled to four (4) weeks paid vacation each year during the full term of his employment.

     (f) Automobile Allowance. Employee shall be entitled to the use of an automobile and Employer shall be responsible, and shall not be entitled to reimbursement for, any and all reasonable costs and expenses relating to the use and maintenance of such automobile to the extent such costs and expenses are substantiated by Employee. As of the date hereof, Employee leases an Oldsmobile Aurora pursuant to the terms of a Vehicle Leasing Agreement dated June 4, 1998 between Employee as Lessee or Customer and Mister Leasing Corporation, an Illinois corporation, as Lessor, a copy of which will be provided to Employer (the "Auto Lease"). In furtherance of its obligations under this Section 2.1(f), so long as Employee remains in the employ of Employer, Employer agrees to be responsible for and indemnify Employee against, all obligations of Employee under the Auto Lease, including without limitation all monthly lease payments as provided therein.

     2.2 Incentive Bonus Arrangement. In addition to the compensation payable to Employee pursuant to the terms of Section 2.1 above, Employee shall be entitled to performance-based bonus payments. Within one hundred twenty (120) days following the commencement of the term of this Agreement, Employee and the Compensation Committee of the Board of Directors of Employer shall agree upon an incentive program for Employee pursuant to which Employee shall be entitled to receive annual performance-based bonuses.

     2.3 Equity-Based Compensation. In addition to all other compensation payable to Employee pursuant to this Agreement, Employee shall also be entitled to receive the equity-based compensation described in Exhibit A attached hereto and made a part hereof.

3.   TERM AND TERMINATION.

     3.1 Term. This Agreement shall be effective for a period of three (3) years from the date hereof.



     3.2 Termination. This Agreement may also be terminated on the first to occur of any of the following events:

     (a) Agreement. Written agreement by both parties to terminate this Agreement.

     (b) Negligence; Misconduct. This Agreement may be terminated by Employer upon: (i) gross neglect of his duties hereunder by Employee, (ii) gross misconduct which would constitute a felony under Illinois criminal law or (iii) any intentional act by Employee constituting fraud, misappropriation, or embezzlement. Prior to termination of this Agreement under Section 3.2(b)(i) and 3.2(b)(ii) only, Employer shall be required to provide written notice to Employee of any reasonable correctable act or omission complained of, giving reasonably specific details in describing necessary corrective action, and Employee shall be given a period of twenty (20) days in which to cure or correct such act or omission. If such act or omission is cured or corrected, the right of Employer to terminate this Agreement under Sections 3.2(b)(i) and 3.2(b)(ii) for such act shall be extinguished.

     (c) Breach. This Agreement may be terminated by Employee in the event of the breach of any of the material terms and conditions of this Agreement by Employer and the failure of Employer to take reasonable corrective action to correct such breach within twenty (20) business days after receipt of written notice of such breach by Employee.

     (d) Death or Disability. In the event Employee dies or becomes disabled, to the extent that he is physically or mentally incapacitated for more than six
(6) months in the aggregate over a period of twenty-four (24) months so that Employee is unable to perform his essential duties and functions hereunder, this Agreement may be terminated by Employer upon written notice to Employee.

     3.3 Effects of Termination. In the event of termination of this Agreement pursuant to Sections 3.1, 3.2(a), 3.2(b) or 3.2(d) hereof, Employer shall have no continuing obligation to Employee hereunder. In the event of termination by Employee pursuant to Section 3.2(c) hereof or termination by Employer for any reason not set forth in Section 3.1 or 3.2 hereof, Employer shall continue to pay Employee salary, bonus, if any has been earned and is due, and benefits for the duration of the term.

4.   CHANGE OF CONTROL, SALE.

     4.1 Payment Upon Termination. Upon a Change of Control (as defined herein) of Employer or Bancshares, Employer shall pay Employee the sum of two times Employee's base salary in one lump sum payment or, if such payment is not permissible as a matter of law, then such other maximum payment, not to exceed two times Employee's base salary, as is lawful; provided, however, that such payment shall only be made if Employee is an employee of the Employer immediately prior to such Change of Control and either (a) within three hundred sixty (360) days following such Change of Control Employee is terminated by Employer as an employee of the Employer for any reason or (b) within one hundred eighty (180) days following such Change of Control Employee terminates his employment with the Employer as a result of his determination in his reasonable discretion that he is not comfortable continuing to work for Employer.

     4.2  Change of Control Defined.  For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon any of the following events:




     (a) The consummation of any of the following transactions: (i) a merger, recapitalization or other business combination of Employer or Bancshares with or into another corporation pursuant to which Employer or Bancshares, respectively, is not the continuing or surviving corporation or pursuant to which shares of the Common Stock of Employer or Bancshares, as the case may be, are converted into cash, securities of another corporation or other entity or other property, other than a transaction in which the holders of the Common Stock immediately prior to such transaction (including any preliminary or other transaction relating to such transaction) will continue to own at least fifty-five (55%) percent of the total voting power of the then-outstanding securities of the surviving or continuing corporation immediately after such transaction or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of Employer or Bancshares.

     (b) A transaction in which any person (including any "person" as defined in Section 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), corporation or other entity (other than Employer or Bancshares, an affiliate thereof or any profit-sharing, employee ownership or other employee benefit or similar plan sponsored by Employer or Bancshares or any subsidiaries thereof, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): shall become, through purchase or otherwise, the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of related transactions), of securities of Employer or Bancshares, as the case may be, representing forty-five (45%) percent or more of the total voting power of the then-outstanding securities of Employer or Bancshares, respectively, ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of the directors of Employer or Bancshares, respectively.

     (c) If, during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the entire Board and any new director whose election by the Board or nomination for election by the stockholders of Employer or Bancshares, as the case may be, was approved by a vote of eighty (80%) percent of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election by the stockholders was previously so approved, cease for any reason to constitute a majority thereof.

     4.3 Survival. The provisions of this Section 4 shall survive the expiration of this Agreement until such time as Employee shall no longer be an employee of the Employer.

5.   PAYMENT BY HOLDING COMPANY

     In view of Employee's contribution to Bancshares, any compensation or benefit provided for herein to Employee may, upon the approval of both the Boards of Directors of Employer and Bancshares, be paid by Bancshares.

6.   NON-SOLICITATION/NON-COMPETITION

     6.1  Non-Solicitation.  Employee shall not, during the term of Employee's employment with Employer and for a period of twelve (12) months after the termination or expiration thereof, directly or indirectly, hire, offer to hire,



divert, entice away, solicit or in any other manner persuade or attempt to persuade ("Solicitation") any person who is, or was, at any time within the twelve (12) months prior to such Solicitation, an officer, director, employee, customer, supplier or shareholder of Employer or Bancshares to discontinue, cease or alter his, her or its relationship with Employer or Bancshares.

     6.2 Non-Competition. Employee shall not, during the term of Employee's employment with Employer and for a period of six (6) months after the termination or expiration thereof, except in the event that (a) such termination occurs upon a Change of Control and otherwise as set forth in
Section 4.1 of this Agreement or (b) Employee is terminated by Employer as an employee of the Employer for any reason other than one described in Sections 3.2(a), 3.2(b)(i), (ii) or (iii) or 3.2(c), directly or indirectly, within ten
(10) miles of any of the three (3) largest then-existing offices of Employer with the exception of a downtown Chicago location: (i) engage in any business or activity that competes with the business of Employer or Bancshares; (ii) enter the employ of any person engaged in any business or activity that competes with the business of Employer or Bancshares or render any services to any person for use in competing with the business of Employer or Bancshares; or
(iii) have an interest in any person engaged in any business or activity that competes with the business of Employer or Bancshares, directly or indirectly, in any capacity, including, without limitation, as an individual, partner, shareholder, officer, director, principal, agent, employee, trustee, creditor or consultant or any other relationship or capacity.

     6.3 Remedies Upon Breach. Employee acknowledges and agrees that (a) Employer shall be irreparably injured in the event of a breach by Employee of any of Employee's obligations under this Section 6.3; (b) monetary damages shall not be an adequate remedy for any such breach; (c) Employer shall be entitled to injunctive relief, in addition to any other remedy which it may have, in the event of any such breach; and (d) the existence of any claims which Employee may have against Employer, whether under this Agreement or otherwise, shall not be a defense to the enforcement by Employer of any of its rights under this Section 6.3.

     6.4 Enforcement. The covenants and obligations of Employee contained in this Section 6 shall be in addition to, and not in lieu of, any covenants and obligations which Employee may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and obligations, and their enforceability, shall survive the termination of this Agreement.

     6.5 Survival. The provisions of this Section 6 shall survive: (a) with respect to Section 6.1, until the later of twelve (12) months following the expiration of this Agreement, or twelve (12) months following the termination of Employee's employment with Employer; and (b) with respect to Section 6.2, until the later of six (6) months following the expiration of this Agreement, or six (6) months following the termination of Employee's employment with Employer.

7.   MISCELLANEOUS

     7.1 Assignment. This Agreement and all rights and benefits hereunder are personal to Employee. No rights, interests or benefits hereunder shall be sold, transferred or assigned by Employee without the prior written consent of Employer.



     7.2 Employment Status of Employee. It is expressly acknowledged that Employee, in the performance of his services hereunder, is an employee of Employer. Accordingly, Employer shall deduct from the compensation paid to Employee any sums for income tax, social security or any other withholding taxes as are required by law.

     7.3 Changes or Modifications. No change or modification of this Agreement shall be valid unless the same shall be in writing signed by Employer and Employee. No waiver of any provision hereof shall be valid unless in writing and signed by the party against whom charged.

     7.4 Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the matters set forth herein. This Agreement supersedes any and all other agreements between the parties with respect to the subject matter.

     7.5 Notices. Notice required herein shall be effective when delivered in person or sent by United States Certified Mail, postage prepaid and addressed to:

          Employer: Board of Directors
                    Success National Bank
                    One Marriott Drive
                    Lincolnshire, Illinois  60069-3703

          Employee: Wilbur G. Meinen
                    Success National Bank
                    One Marriott Drive
                    Lincolnshire, Illinois 60069-3703.

     7.6 Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of Illinois.

     7.7 Separability. The inability or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     7.8 Waiver of Breach. The waiver by either party of a breach or violation of any provision hereof shall not operate as a waiver of any subsequent breach of the same or any other provision hereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the last date written below.
                                   EMPLOYER

                                   SUCCESS NATIONAL BANK


                                   By:      /s/    Christa N. Calabrese
                                    Name:         Christa N. Calabrese
                                    Title:    Executive Vice President

                                   EMPLOYEE:
                                           /s/  Wilbur G. Meinen
                                   Name:           Wilbur G. Meinen



                                   EXHIBIT A
                           Equity-Based Compensation

1. Eight thousand (8,000) shares of Success Bancshares, Inc. common stock will be issued promptly, subject to the restriction that Employee shall forfeit if Employee is not a full-time Employee of Employer because of his voluntary termination or termination pursuant to Section 3 of this Agreement (collectively a "Rights Termination"): all of such shares on December 31, 1999; two-third (2/3) of such shares if Employee is not a full-time Employee of Employer because of a Rights Termination on December 31, 2000; and one-third (1/3) of such shares if Employee is not a full-time Employee of Employer because of a Rights Termination on December 31, 2001.

2. Twenty-five thousand (25,000) stock options (to the extent possible, incentive stock options) granted pursuant to the Employer's approved Stock Option Plan. Twelve thousand five hundred (12,500) to be granted at the closing price per share on December 16, 1998 and twelve thousand five hundred (12,500) to be granted at the closing price per share on the date of the first Employer Board of Directors meeting in January, 1999. 4